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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A No. 33-04806) and the incorporation therein of our reports dated December 13, 1999 with respect to the financial statements of the Galaxy Money Market Fund, Galaxy U.S. Treasury Fund, Galaxy Tax-Exempt Fund, Galaxy Short-Term Bond Fund, Galaxy Intermediate Government Income Fund, Galaxy High Quality Bond Fund, Galaxy Rhode Island Municipal Bond Fund, Galaxy Asset Allocation Fund, Galaxy Growth and Income Fund and Galaxy International Equity Fund as of October 31, 1999 included in their respective Annual Reports of The Galaxy Fund.




                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 2000